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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  January 6, 1997


                              POORE BROTHERS, INC.
             (Exact name of registrant as specified in its charter)


           DELAWARE                       1-14556                        86-0786101
                                          0-21857

(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer Identification
incorporation)                                                               No.)
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                           2664 South Litchfield Road
                             Goodyear, Arizona 85338
               (Address of principal executive offices) (zip code)

                                 (602) 925-0731
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS

         On January 6, 1997, Poore Brothers, Inc. ("Poore Brothers") consummated the sale of 337,500 shares of common stock, par value $.01 share, to Paradise
Valley Securities, Inc., the underwriter of the initial public offering of Poore
Brothers' common stock. The shares were sold at $3.50 per share resulting in gross proceeds of $1,181,250. After deducting applicable underwriting discounts and a non-accountable expense allowance payable to the underwriter, Poore
Brothers received net proceeds of $1,027,687.50 from the sale. The sale represented the exercise by the underwriter of the over-allotment option granted to it by Poore Brothers pursuant to the Underwriting Agreement dated December 6, 1996, and was the culmination of Poore Brothers' initial public offering.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  January 10, 1997                 POORE BROTHERS, INC.

                                        By: /s/ Jeffrey H. Strasberg
                                            -----------------------------------
                                                Jeffrey H. Strasberg
                                                Vice President, Chief Financial
                                                Officer, Treasurer and Secretary